UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

MOJO DATA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	333-175003	66-0808398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

319 Dorado Beach East Dorado, Puerto Rico	00646
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 521-9700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of an Agreement dated April 24, 2013 by and between Mobile Data Systems, Inc. whose assets the Registrant acquired on January 31, 2014 and Ventana Capital Partners, LLC, Ventana had the right to appoint a board member to the Registrant’s Board of Directors. The Company has determined that Ventana breached the agreement by not performing in accordance with its stated obligations pursuant to its terms and, in accordance with the termination provisions of the Agreement, viewed these breaches and failures to perform as triggering the termination of the Agreement and the voluntary resignation of Ralph Amato, the appointed board designee of Ventana, from its Board of Directors in accordance with Section 2.06 of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOJO DATA SOLUTIONS, INC.

Dated: April 29, 2014	By:	/s/ JOSEPH SPITERI
Joseph Spiteri
President, Chief Executive Officer, Secretary and Treasurer
(Principal Executive Officer)